TRANS-LUX CORPORATION
                              110 Richards Avenue
                        Norwalk, Connecticut  06856-5090
                        --------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2007
                            -----------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRANS-LUX CORPORATION will be held at the Office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on Thursday, May 31, 2007 at 3:00 P.M. local time for the following purposes:

     1. To elect four directors, three directors to serve for a term of three years and one director to serve for a term of two years, in each case until their successors shall be elected and shall have qualified;

     2. To consider and act upon a proposal to ratify the retention of Eisner LLP as the Corporation's independent auditors for the ensuing year; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on April 20, 2007 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting.

                                        By Order of the Board of Directors,



                                                   Angela D. Toppi
                                                 Corporate Secretary
Dated:  Norwalk, Connecticut
        April 20, 2007



_______________________________________________________________________________
Please mark, date, sign and return promptly the enclosed proxy so that your shares may be represented at the Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
_______________________________________________________________________________

                             TRANS-LUX CORPORATION
                              110 Richards Avenue
                        Norwalk, Connecticut  06856-5090
                        --------------------------------


                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of TRANS-LUX CORPORATION (hereinafter called the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, May 31, 2007, and at any adjournment thereof, for the purposes set forth in the accompanying notice of the Meeting. It is intended that this Statement and the proxies solicited hereby be mailed to stockholders no later than April 27, 2007. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it at any time before it is exercised by giving written notice of revocation or a proxy of later date and returning it to the Corporation, Attention: Corporate Secretary, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

     The close of business on April 20, 2007 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. There were outstanding as of the close of business on April 20, 2007 and entitled to notice of and to vote at the Meeting 2,019,355 shares of Common Stock and 286,814 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote on all matters voted on at the Meeting and each outstanding share of Class B Stock is entitled to ten votes on all matters voted on at the Meeting. The holders of Common Stock and Class B Stock vote together on all the proposals.

     Unless otherwise specified, the proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Meeting.

                             ELECTION OF DIRECTORS
                     Proposal No. 1 (Item 1 on Proxy Card)

     The Board of Directors of Trans-Lux Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. The Board of Directors currently consists of nine members, with four members' terms expiring at this Annual Meeting. If elected at the Annual Meeting, three of the nominees listed below will serve until the Annual Meeting of Stockholders in 2010 and one will serve until the Annual Meeting of Stockholders in 2009, or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. Messrs. Gene Jankowski and Victor Liss and Ms. Jean Firstenberg, nominated for election as directors for a three-year term, and Mr. Richard Brandt, nominated for election as director for a two-year term, were each elected a director of the Corporation at the 2004 Annual Meeting of Stockholders.

     Management has no reason to believe that the nominees are not available or will not serve if elected, but if a nominee should not become available to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Proxies will be voted "FOR" the nominees unless the stockholder specifies otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DIRECTORS STANDING FOR ELECTION LISTED BELOW.

                        Directors Standing for Election

<CAPTIONS>
Name                      Age      Since     Expiration of Proposed Term
----                      ---      -----     ---------------------------
Richard Brandt..........   79      1954                  2009
Jean Firstenberg........   71      1989                  2010
Gene Jankowski..........   72      1994                  2010
Victor Liss.............   70      1988                  2010


<CAPTIONS>
                         Directors Whose Term Continues

Name                      Age      Since     Expiration of Current Term
----                      ---      -----     --------------------------
Matthew Brandt..........   43      2000                  2008
Thomas Brandt...........   43      2000                  2009
Howard M. Brenner.......   73      1997                  2009
Howard S. Modlin........   75      1975                  2008
Michael R. Mulcahy......   58      2002                  2008


     Set forth below is biographic information for the individuals nominated to serve as directors and each person whose term of office as a director will continue after the Annual Meeting.


NOMINEES - Three-Year Term Expiring 2010

     Gene Jankowski has served as a director since 1994, when he was elected an independent director. In May 2003 he was elected by the Board to serve as Chairman of the Board (a non-executive position) of Trans-Lux Corporation. Mr. Jankowski is Chairman of Jankowski Communications System, Inc.; Advisor Managing Director of Veronis Suhler & Associates Inc.; Chairman Emeritus of the American Film Institute; formerly a Director of TV Azteca; formerly Co-Chairman of St. Vincent's College; formerly a Trustee of St. Vincent's Medical Center; and formerly President and Chairman of the CBS Broadcast Group.

     Jean Firstenberg has served as a director since 1989, when she was elected an independent director. Ms. Firstenberg is a Director, President and Chief Executive Officer of the American Film Institute; and formerly a Trustee of Boston University.

     Victor Liss has served as a director since 1988, and has been an independent director since January 2007. In 1991 he was elected by the Board to serve as Vice Chairman of the Board (a non-executive position) of Trans-Lux Corporation. Mr. Liss is a Director of Wellpoint, Inc.; Chairman of the Board of Trustees of Norwalk Hospital; Co-Chairman of the Advisory Board to University College of Sacred Heart University; and formerly Consultant, President and Chief Executive Officer of Trans-Lux Corporation.


NOMINEE - Two-Year Term Expiring 2009

     Richard Brandt had served as a director since 1954. Mr. R. Brandt had been Chairman of the Board of Trans-Lux Corporation from 1974 to 2003. Mr. R.
Brandt is a management consultant to Trans-Lux Corporation; Chairman of the Audit and Compensation Committees and a Director of Presidential Realty Corporation; Chairman Emeritus and Trustee of the American Film Institute; and formerly a Trustee of The College of Santa Fe.


CONTINUING DIRECTORS - Term Expiring 2009

     Thomas Brandt has served as a director since 2000. Mr. T. Brandt is Executive Vice President and Co-Chief Executive Officer of Trans-Lux Corporation and its Entertainment Subsidiaries and formerly a Senior Vice President of Trans-Lux Corporation and its Entertainment Subsidiaries.

     Howard M. Brenner has served as a director since 1997, and has been an independent director since 2000. Mr. Brenner is Senior Advisor of MLGA
Holding, Inc.; a Director of Interep National Radio Sales, Inc.; formerly Chairman and Chief Executive Officer of HCFP Brenner Securities LLC; formerly President of Brenner Securities; formerly Senior Vice President of Loewenbaum & Company Incorporated; formerly Vice Chairman of Southcoast Capital Corporation; formerly President of Drexel Burnham Lambert Incorporated; and formerly a member of the Board of Governors of the American Stock Exchange and District 10 Committee (NY) National Association of Securities Dealers Inc.


CONTINUING DIRECTORS - Term Expiring 2008

     Matthew Brandt has served as a director since 2000. Mr. M. Brandt is Executive Vice President of Trans-Lux Corporation, President of Trans-Lux Corporation's Entertainment Subsidiaries and Chairman of the Executive Committee of Trans-Lux Corporation since September 2006; formerly a Senior Vice President of Trans-Lux Corporation and its Entertainment Subsidiaries; and formerly Vice Chairman of the Executive Committee of Trans-Lux Corporation.

     Howard S. Modlin has served as a director since 1975. Mr. Modlin is an attorney and President of the firm Weisman Celler Spett & Modlin, P.C.; a Director of Fedders Corporation; and Chairman and Chief Executive Officer of General DataComm Industries, Inc.

     Michael R. Mulcahy has served as a director since 2002. Mr. Mulcahy is President and Co-Chief Executive Officer of Trans-Lux Corporation and its Communication Subsidiaries and formerly an Executive Vice President of Trans-Lux Corporation.

                              INDEPENDENT AUDITORS
                     Proposal No. 2 (Item 2 on Proxy Card)


Ratification of the Selection of Independent Registered Accounting Firm

     Subject to stockholder ratification, the Audit Committee has appointed the firm of Eisner LLP as independent accountants to audit the financial statements of the Corporation's 2007 fiscal year. Representatives of such auditors are expected to be at the Meeting of the stockholders and will be permitted to make a statement to stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such representatives. Eisner LLP has advised the Corporation that they have no direct financial interest or any material indirect financial interest in the Corporation, nor did they have any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee. If the stockholders do not ratify the appointment of Eisner LLP, the selection of independent accountants will be reconsidered by the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF EISNER LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION FOR THE 2007 FISCAL YEAR.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of April 20, 2007 (or such other date specified) with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock and/or Common Stock and who is deemed to be such beneficial owner of the Corporation's Class B Stock and Common
Stock under Rule 13d-3(a)(ii); (ii) each person who is a director of the Corporation; (iii) each named executive in the Summary Compensation Table; and
(iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date.

<CAPTIONS>
                                                              Amount
                                                            Beneficially       Percent          Percent of
Name, Status and Mailing Address       Title of Class         Owned            of Class         All Classes
--------------------------------       --------------       ------------       ---------        ------------

5% Stockholders:
----------------

Richard Brandt.......................    Class B Stock        133,208 (1)       46.44%              5.78%
Chairman Emeritus of the Board of         Common Stock         15,160 (1)         *                  *
Directors, Consultant and beneficial
owner of more than 5% of the
Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Matthew Brandt.......................    Class B Stock         41,700           14.54%              1.81%
Director, Executive Vice President        Common Stock         10,480 (2)         *                  *
and beneficial owner of more than 5%
of the Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Thomas Brandt........................    Class B Stock         41,700           14.54%              1.81%
Director, Executive Vice President,       Common Stock         11,354 (2)         *                  *
Co-Chief Executive Officer and
beneficial owner of more than 5% of
the Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Gabelli Funds, LLC...................     Common Stock        855,129 (3)       42.35%             37.08%
Beneficial owner of more than 5% of
the Corporation's Common Stock
One Corporate Center
Rye, NY  10580-1434

Non-Employee Directors:
-----------------------

Howard M. Brenner....................     Common Stock          2,500 (4)         *                  *
Jean Firstenberg.....................     Common Stock          1,420 (5)         *                  *
Gene Jankowski.......................     Common Stock          4,000 (4)         *                  *
Victor Liss..........................    Class B Stock          9,728            3.39%               *
                                          Common Stock         10,906 (4)         *                  *
Howard S. Modlin.....................    Class B Stock          8,751 (6)        3.05%               *
                                          Common Stock          2,500 (6)         *                  *

Named Executive Officers:
-------------------------

Thomas F. Mahoney....................     Common Stock          2,600 (7)         *                  *
Michael R. Mulcahy...................     Common Stock         20,803 (8)        1.02%               *
Angela D. Toppi......................     Common Stock          7,000 (9)         *                  *
All directors and executive officers.    Class B Stock        235,087(10)       81.96%             10.19%
as a group (14 persons)                   Common Stock         87,603(10)        4.20%              3.69%
-----------------------

                                      -5-


  *  Represents less than 1% of total number of outstanding shares.

  (1) The amount includes 4,232 shares of Class B Stock owned by Mrs. Brandt and 12,500 shares of Common Stock acquirable upon exercise of stock options.

  (2) The amount includes 10,000 shares of Common Stock acquirable upon exercise of stock options. Mr. M. Brandt and Mr. T. Brandt are Mr.
        R. Brandt's sons.

  (3) Based on Schedule 13D, Amendment No. 52 dated March 22, 2007 by Mario Gabelli, GGCP, Inc., Gabelli Funds, LLC, Gamco Investors, Inc. and GAMCO Asset Management Inc., which companies are parent holding companies and/or registered investment advisers. All securities are held as agent for the account of various investment company fund accounts managed by such reporting person. Except under certain conditions, Gabelli Funds, LLC has sole voting power and sole dispositive power over such shares.

  (4) The amount includes 1,500 shares of Common Stock acquirable upon exercise of stock options.

  (5) The amount includes 1,000 shares of Common Stock acquirable upon exercise of stock options.

  (6) The amount includes 5,939 shares of Class B Stock owned by Mr. Modlin's immediate family or held in trust for Mr. Modlin's immediate family and 2,500 shares of Common Stock acquirable upon exercise of stock options.

  (7) The amount includes 2,500 shares of Common Stock acquirable upon exercise of stock options.

  (8) The amount includes 17,500 shares of Common Stock acquirable upon exercise of stock options.

  (9) The amount includes 6,000 shares of Common Stock acquirable upon exercise of stock options.

 (10) The amount includes 10,171 shares of Class B Stock set forth in footnotes 1 and 6 above and 66,800 shares of Common Stock which members of the group have the right to acquire by exercise of stock options (including director stock options).


           MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     During 2006, the Board of Directors held five meetings, one of which was a telephonic meeting. All directors attended 75% or more of such meetings and of committees of which they were members. The Corporation does not have a formal policy regarding directors' attendance at annual stockholders meetings. Nevertheless, the Corporation strongly encourages and prefers that directors attend regular and special Board meetings as well as the annual meeting of stockholders in person, although attendance by teleconference is considered adequate. The Corporation recognizes that attendance of the Board members at all meetings may not be possible, and excuses absences for good cause.

     Non-employee directors receive an annual fee of $3,500 and $1,000 for each meeting of the Board attended, while employee directors and Mr. R. Brandt receives an annual fee of $1,700 and $400 for each meeting of the Board attended. Mr. Jankowski receives an annual fee of $8,000 as Chairman of the Board and Mr. Liss receives an annual fee of $1,000 as Vice Chairman of the Board. Fees for members of the Board and Committees are determined annually by the entire Board of Directors based on review of compensation paid by other similar size companies, the amounts currently paid by the Corporation, the overall policy for determining compensation paid to officers and employees of the Corporation and the general financial condition of the Corporation.


Corporate Governance Policies and Procedures

     The Board of Directors has adopted a Code of Business Conduct and Ethics Guidelines that applies specifically to Board Members and Executive Officers. The Code is designed to promote compliance with applicable laws and regulations, to promote honest and ethical conduct, including full, fair, accurate and timely disclosure in reports and communications with the public. The Code is available for viewing on the Corporation's website at www.trans-lux.com. Any amendments to, or waivers from, the Code of Business Conduct and Ethics Guidelines will be posted on the website. In addition, the Board of Directors adopted a Whistle Blowing policy, which provides procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, as well as the confidential, anonymous submission of concerns regarding questionable accounting or auditing practices.

     The American Stock Exchange Listing Standards (the "AMEX Listing Standards"), require that a listed company's Board of Directors must consist of a majority of independent directors as defined in Section 121A of such AMEX Listing Standards, unless the company is considered a controlled company.
Section 801 of the AMEX Listing Standards defines a controlled company as a company in which over 50% of the voting power is held by an individual or group. In accordance with the AMEX Listing Standards, the Corporation is considered a controlled company, and therefore, exempt from the requirements of Section 121A.

Communication with the Board of Directors

     Security holders are permitted to communicate with the members of the Board by forwarding written communications to the Corporation's Corporate Secretary at the Corporation's headquarters in Norwalk, Connecticut. The Corporate Secretary will present all communications, as received and without screening, to the Board at its next regularly scheduled meeting.

Committees of the Board of Directors

     The Board of Directors has appointed an Executive Committee, a Compensation Committee and an Audit Committee.

Executive Committee

     The members of the Executive Committee of the Board of Directors are Messrs. M. Brandt, R. Brandt, Jankowski, Liss and Modlin. The Executive Committee is authorized to exercise the powers of the Board of Directors during the intervals between the meetings of the Board and is, from time to time, delegated certain authorizations by the Board in matters pertaining to the Corporation. The Executive Committee held one telephonic meeting in 2006. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend and the Chairman, Mr. M. Brandt, receives an annual fee of $500.

Compensation Committee

     The members of the Compensation Committee of the Board of Directors are Messrs. Modlin, Brenner and Jankowski and Ms. Firstenberg. The Compensation Committee reviews compensation and other benefits. The Compensation Committee did not hold any formal meetings in 2006. None of the members of the Compensation Committee during 2006 and continuing through 2007 is or has been an officer or employee of the Corporation. The Compensation Committee does not have a charter. There are no compensation committee interlock relationships with respect to the Corporation. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend and the Chairman, Mr.
Modlin, receives an annual fee of $2,000.

Audit Committee

     The members of the Audit Committee of the Board of Directors are Ms. Firstenberg and Messrs. Brenner and Jankowski, and Mr. Modlin, ex officio.
Each of the directors is considered "independent" as defined by AMEX Listing Standards. The Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors. The Board of Directors has determined that director Gene Jankowski meets the definition of "audit committee financial expert" set forth in Item 407 of Regulation S-K, as promulgated by the SEC. The Audit Committee held four meetings in 2006. The responsibilities of the Audit Committee include the appointment of the auditors, review of the audit function and material aspects thereof with the Corporation's independent auditors, and compliance with Corporation policies and applicable laws and regulations. On September 25, 2006, Mr. Brenner was appointed to the Audit Committee. Members of said Committee receive a fee of $500 for each meeting of the Committee they attend and the Chairperson, Ms. Firstenberg, receives an annual fee of $3,000 and $100 for each quarterly telephonic meeting with the independent auditors.

Nominating or Similar Committee

     The Board of Directors has not established a nominating or similar committee. In accordance with AMEX Listing Standards, as previously discussed in the section entitled "Corporate Governance Policies and Procedures," the Corporation is considered a controlled company, and therefore, not required by such AMEX Listing Standards to have a nominating committee recommend or cast votes for the nomination or election of directors. The Board of Directors does not have any specific, minimum qualifications that the Board believes must be met by a nominee for a position on the Board, or any specific qualities or skills that the Board believes are necessary for one or more of the directors to possess. The Board has consistently sought to nominate to the Board of Directors eminently qualified individuals whom the Board believes would provide substantial benefit and guidance to the Corporation. The Board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. Currently, all directors participate in the consideration of director nominees.

Corporate Governance Committee

     The Board of Directors has not established a corporate governance committee. The Board of Directors acts as the corporate governance committee.

Independence of Non-Employee Directors

     A director is considered independent under AMEX rules if the Board of Directors determines that the director does not have any direct or indirect material relationship with the Corporation. Messrs. M. Brandt, T. Brandt, and M. Mulcahy are employees of the Corporation and Mr. R. Brandt is a consultant to the Corporation and, therefore, has been determined by the Board to fall outside the definition of "independent director." Messrs. Brenner, Jankowski, Liss and Modlin and Ms. Firstenberg are non-employee Directors of the Corporation. Mr. H. Modlin is not considered independent due to the legal services rendered by the law firm of which Mr. Modlin is the president. The Board of Directors has determined that Messrs. Brenner, Jankowski and Liss and Ms. Firstenberg are "independent directors" within the meaning of the rules of the AMEX, since they had no relationship with the Corporation other than their status and payment as non-employee Directors, and as stockholders. The Board of Directors has determined that Messrs. Brenner and Jankowski and Ms. Firstenberg are independent under the SEC's audit committee independence standards.

Non-Employee Director Stock Option Plan

     The Board of Directors has previously established a Non-Employee Director Stock Option Plan, which as amended, covers a maximum of 30,000 shares for grant. Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on 10 or more years of service and an additional 1,000 stock options based on 20 or more years of service. Additional stock options are granted upon the expiration or exercise of any such option, which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.

Director Compensation Table

<CAPTIONS>
                                          Director          Medical
                                           and/or          Insurance
                                        Trustee Fees       Premiums       Total
Name                            Year         ($)              ($)          ($)
----                            ----         ---              ---          ---
Matthew Brandt..............    2006        4,000              -           4,000
Richard Brandt..............    2006        7,200            9,167        16,367
Thomas Brandt...............    2006        4,400              -           4,400
Howard M. Brenner...........    2006        8,900              -           8,900
Jean Firstenberg............    2006       13,700              -          13,700
Gene Jankowski..............    2006       18,400              -          18,400
Victor Liss.................    2006        9,400            4,584        13,984
Howard S. Modlin............    2006       12,400              -          12,400
Michael R. Mulcahy..........    2006        3,900              -           3,900
----------------------



Audit Committee Report

     The following is a report of the Audit Committee of the Board of Directors.

     The three members of the Audit Committee of the Board of Directors listed below are independent directors as defined by the AMEX Listing Standards. The Board of Directors has adopted a written charter for the Audit Committee; a copy of the Charter is attached as Appendix A.

     The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Corporation's independent registered public accounting firm. Management is responsible for the preparation of the Corporation's financial statements and the financial reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee's responsibility is to oversee these processes.

     The Audit Committee has met and held discussions with management and the independent registered public accountants. The Audit Committee has reviewed and discussed the matters required to be discussed by Statement On Auditing Standards No. 61, "Communication with Audit Committees." The Corporation's independent registered public accountants have provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also considered the compatibilities of non-audit services with the accountants' independence.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Corporation's audited consolidated financial statements contained in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

     The Audit Committee has discussed the overall scope and plans for the audit with the independent accountants selected by the directors. The Audit Committee will meet with the independent accountants, with and without management present, to discuss the results of their examination and the overall quality of the Corporation's financial reporting.

Independent Auditors' Fees

     During the years ended December 31, 2006 and 2005, audit fees of $247,000 and $224,000,respectively, were paid or accrued to Eisner LLP, the Corporation's independent registered public accounting firm. Audit fees for 2006 and 2005 consisted of (i) audit of the Corporation's annual financial statements, and
(ii) reviews of the Corporation's quarterly financial statements. During the year ended December 31, 2006, audit-related fees of $5,000 were paid to Eisner LLP. During the years ended December 31, 2006 and 2005, audit fees of $5,000 and $9,530, respectively, were paid or accrued to the Corporation's former independent registered public accounting firm, Deloitte & Touche LLP. Audit fees for 2006 and 2005 consisted of audit of the Corporation's annual financial statements. During the years ended December 31, 2006 and 2005, audit-related fees of $10,520 and $4,450, respectively, were paid to Deloitte & Touche LLP.

     The Audit Committee of the Board of Directors has considered the absence of non-audit services by the auditors for financial information systems design and implementation and absence of all other non-audit services as compatible with maintaining the auditor's independence.

     This report is submitted by the Audit Committee.  Its members are:

                                                  Jean Firstenberg, Chairperson
                                                  Howard M. Brenner
                                                  Gene Jankowski
                                                  Howard S. Modlin, ex officio

                       COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

     All matters concerning executive compensation for Messrs. Mulcahy and T. Brandt, Co-Chief Executive Officers, and other executive officers are considered by the Corporation's Compensation Committee. The following paragraphs discuss the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

     Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations. Our executives' compensation has three primary components - base salary, a yearly cash incentive bonus and stock option awards.

     Base Salary. We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly sized companies and the base salaries of other companies with which we believe we compete for talent. To this end, we subscribe to certain executive compensation surveys and other databases and review them when making a crucial executive hiring decision and annually or at the end of the term of the employment agreement when we review executive compensation.

     Cash Incentive Bonus. We designed the cash incentive bonuses for each of our executives to focus the executive on achieving key financial and/or operational objectives within a yearly time horizon, as described in more detail below.

     Stock Options. We use stock options when employment agreements are entered into and/or to reward long-term performance; these options are intended to produce value for each executive if the Corporation's performance is outstanding and if the executive has an extended tenure and are also based on availability of options.

     We view the three primary components of our executive compensation as related but distinct. Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the survey data referred to above. We believe that salary and cash incentive bonuses are primary considerations and that stock options are secondary considerations. Except as described below, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive's award to attract and retain that executive.

     In addition to the three primary components of compensation described above, we provide our executives with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans and life insurance. We also provide our executives with severance and certain additional benefits in the event of a change of control of the Corporation, as described in more detail below.

     We account for the equity compensation expense for our employees under the rules of SFAS 123R, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. No stock options were awarded during 2006 to any employees, and therefore, the Corporation did not record any related compensation expense.

     Cash Incentive Bonuses. Yearly cash incentive bonuses for our executives are established as part of their respective individual employment agreements. Each of these employment agreements provides that the executive will receive a cash incentive bonus determined in the discretion of our Board of Directors, based upon the financial performance of the Corporation. These criteria are established by the Compensation Committee and approved by the full Board of Directors at the time the individual employment agreement is entered into and includes specific objectives relating to the achievement of operational and/or financial results. Based on the results of the Corporation, no cash incentive bonuses were paid for the year ended December 31, 2006.

     Severance and Change in Control Benefits. Each of our executives has a provision in his employment agreement providing for certain severance benefits in the event of termination without cause. The severance provisions are described below in the section entitled "Employment Agreements."

     In addition to the severance benefits, Messrs. Mulcahy, M. Brandt and T. Brandt and Ms. A. Toppi's employment agreements provide for a "Change in Control of Employer" provision, entitling them to terminate the agreement on 75 days prior written notice and receive a lump sum payment, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, and the option of extending his/her agreement for three
(3) years at his/her then current salary subject to the cost-of-living adjustment if such Change in Control is approved by Mr. R. Brandt.

     Other Benefits. Our executives are eligible to participate in all of our employee benefit plans, such as medical, group life and disability insurance, pension plan and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer in 2006.


Compensation Committee Report

     The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

     This report is submitted by the Compensation Committee.  Its members are:


                                                      Howard S. Modlin, Chairman
                                                      Howard M. Brenner
                                                      Jean Firstenberg
                                                      Gene Jankowski

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

Compensation of Executive Officers

     The following table provides certain summary information for the last fiscal year of the Corporation concerning compensation paid or accrued by the Corporation and its subsidiaries to or on behalf of the Corporation's Co-Chief
Executive Officers, Chief Financial Officer, other Named Executive Officers of the Corporation and the management consultant.

Summary Compensation Table

<CAPTIONS>
                                                                                   Change in
                                                                                 Pension Value
                                                                                of Nonqualified
                                                                   Non-Equity      Deferred
                                                 Stock   Option  Incentive Plan  Compensation       All Other
Name and Principal              Salary    Bonus  Awards  Awards   Compensation     Earnings       Compensation   Total
Position                 Year     ($)      ($)    ($)     ($)         ($)             ($)            ($) (1)      ($)
--------                 ----     ---      ---    ---     ---         ---             ---            -------      ---
Michael R. Mulcahy.....  2006   279,562     -      -       -           -               -             23,676     303,238
President and Co-CEO

Thomas Brandt..........  2006   202,435     -      -       -           -               -              4,895     207,330
Executive Vice
President  and Co-CEO

Angela D. Toppi........  2006   171,968     -      -       -           -               -              2,269     174,237
Executive Vice
President, Treasurer,
Secretary and CFO

Richard Brandt (2).....  2006   340,406     -      -       -           -               -             66,493     405,899
Management Consultant

Matthew Brandt.........  2006   197,765     -      -       -           -               -              4,178     201,943
Executive Vice
President and President
of Entertainment
Subsidiaries

Thomas F. Mahoney......  2006   149,484   42,560   -       -           -               -                516     192,560
Senior Vice President of
Sales


(1)     See "All Other Compensation Table" below for further details.

(2)     The salary for Mr. R. Brandt reflects fees paid under a consulting agreement described in the section entitled
        "Employment Agreements."


All Other Compensation Table

<CAPTIONS>
                                   Director
                                   and/or                                  Total
                                   Trustee     Insurance                 All Other
                                    Fees        Premiums     Other      Compensation
Name                        Year     ($)          ($)       ($) (1)         ($)
----                        ----     ---          ---       -------         ---
Michael R. Mulcahy.......   2006    3,900       18,553        1,223        23,676
Thomas Brandt............   2006    4,400          184          311         4,895
Angela D. Toppi..........   2006      500        1,769          -           2,269
Richard Brandt...........   2006    7,200       47,164       11,129        65,493
Matthew Brandt...........   2006    4,000          178          -           4,178
Thomas F. Mahoney........   2006      -            516          -             516
---------------------


(1) Other consists of personal use of company vehicle and for Mr. R. Brandt includes a tax equalization payment.

                                      -13-

Retirement Plan

     The Corporation will make a cash contribution of $95,000 for the individuals listed in the Summary Compensation Table, except Mr. R. Brandt who previously received his benefits and no longer participates, and all other eligible employees to the Corporation's retirement plan for 2006 by September 15, 2007.

     The Corporation's retirement plan covers all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Corporation is a party. The following table presents estimated retirement benefits payable at normal retirement date, which normally is age 65. The amounts shown include estimated Social Security benefits that would be deducted in calculating benefits payable under such Plan.


                                       Estimated Annual Retirement Benefits
                                          Based on Credited Service Years

<CAPTIONS>
Final Average Salary for
Highest Five of the Ten Years
Preceding Retirement               10        20        30        35        40
-----------------------------------------------------------------------------------
$100,000                        $15,000   $30,000   $45,000  $ 52,500  $ 60,000
 125,000                         18,750    37,500    56,250    65,625    75,000
 150,000                         22,500    45,000    67,500    78,750    90,000
 200,000 (1)                     30,000    60,000    90,000   105,000   120,000 (2)
---------------------

(1)     $225,000 is the legislated annual cap on compensation.
(2) $180,000 is the maximum legislated annual benefits payable from a qualified pension plan.


As of January 1, 2007, Messrs. Mulcahy, Mahoney, T. Brandt and M. Brandt and
Ms. Toppi had 35, 35, 17, 17 and 16 years of credited service, respectively. As of December 31, 2003, the benefit service under the pension plan had been frozen, and, accordingly, no further years of credited service have been allowed.


Certain Transactions

     During the year 2006, $340,406 in consulting fees for consulting services rendered by Mr. R. Brandt was paid by the Corporation to Moving Images, LLC, which is owned by members of his family, which includes Mr. M. Brandt and Mr.
T. Brandt, executive officers of the Corporation, as more fully described below in the section entitled "Employment Agreements." During the year 2006, $272,750 in fees for legal services rendered was paid by the Corporation to the law firm of which Mr. Modlin, a director of the Corporation, is the president.


Employment Agreements

     The Corporation has an employment agreement with Mr. Michael R. Mulcahy for a term expiring March 31, 2010, which provides for compensation at the annual rate of $289,520 through March 31, 2010, subject to annual cost-of-living adjustments. Mr. Mulcahy is entitled to receive as a profit participation 2 1/2% of the Corporation's pre-tax consolidated earnings if earnings are $500,000 up to $1,000,000, 3 1/4% of the Corporation's pre-tax consolidated earnings if earnings are over $1,000,000 up to $2,000,000 and 4% of the Corporation's pre-tax consolidated earnings if earnings are over $2,000,000, with a maximum of $150,000 for any fiscal year. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. Mulcahy is disabled, the Corporation will pay to him 50% of the salary he is entitled to receive for the duration of the disability during the term, but in no event less than twenty-four (24) months. In the event Mr. Mulcahy dies during the term of said agreement, the Corporation shall pay to his widow death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The Corporation has purchased two life insurance policies in the amount of $500,000 and $75,000 in favor of Mr. Mulcahy's beneficiary. The agreement also provides for supplemental retirement benefits in excess of the limitations on the maximum annual benefits imposed by Section 415 of the Internal Revenue Code of 1986 and if the Pension Plan is discontinued following a Change in Control. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of three (3) years or his 65th birthday, whichever first occurs unless he rejects a proposed renewal contract for a term of at least three years and upon the same terms and conditions in effect at such time. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. Mulcahy to terminate the agreement on 75 days prior written notice and receive a lump sum payment of $1,200,000, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. Mulcahy also has the option of extending his agreement for three (3) years through March 31, 2013 at his then current salary subject to the cost-of-living adjustment in the event such Change in Control is approved by Mr. R. Brandt
(or a majority of his sons if he dies or is disabled).

     The Corporation has an employment agreement with Mr. Thomas Brandt for a term expiring March 31, 2009, which provides for compensation at the annual rate of $225,000 through March 31, 2008 and $240,000 through March 31, 2009. Mr. T.
Brandt is entitled to receive as a profit participation 2 1/2% of the Corporation's pre-tax consolidated earnings for 2007, 2008 and 2009 if earnings meet or exceed $500,000, plus 3/8 of 1% of the Corporation's theatrical net pre-tax cash flow. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. T. Brandt is disabled, the Corporation will pay to him 50% of the salary he is entitled to receive for the duration of the disability during the term, but in no event less than twenty-four (24) months. In the event Mr. T. Brandt dies during the term of said agreement, the Corporation shall pay to his beneficiary death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of one (1) year if the Corporation wants to continue a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. T. Brandt to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times his salary level then in effect, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. T. Brandt also has the option of extending his agreement for three (3) years through March 31, 2012 at his then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

     The Corporation has an employment agreement with Ms. Angela Toppi for a term expiring March 31, 2009, which provides for compensation at the annual rate of $190,000 through March 31, 2008 and $200,000 through March 31, 2009. The agreement provides that if Ms. Toppi is disabled, the Corporation will pay to her 50% of the salary she is entitled to receive for the duration of the disability during the term, but in no event less than eighteen (18) months. In the event Ms. Toppi dies during the term of said agreement, the Corporation shall pay to her beneficiary death benefits in an amount equal to 50% of her then annual salary for the immediate preceding fiscal year for the duration of the term, but in no event less than eighteen (18) months. The Corporation will reimburse Ms. Toppi up to $2,500 per annum for the cost of long-term disability insurance and life insurance. The agreement further provides for severance pay equal to 100% of her base salary in effect at time of termination of employment for a period of one (1) year if the Corporation continues a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Ms. Toppi to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times her salary level then in effect, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Ms. Toppi also has the option of extending her agreement for three (3) years through March 31, 2012 at her then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

     The Corporation has a consulting agreement with Moving Images, LLC, a private company owned by family members of Mr. R. Brandt, Chairman Emeritus of the Board. The consulting agreement, which replaced a similar agreement with Mr. R. Brandt, who performs the consulting services on behalf of such company, expires on December 31, 2011, unless extended in accordance with its terms. The agreement provides for annual payments of $390,406, subject to cost-of-living adjustments. The agreement contains graduated bonus provisions based on the Corporation's defined pre-tax consolidated earnings, not to exceed $142,976, subject to cost-of-living adjustments and provides for profit participation of 1 1/2% of the Corporation's defined pre-tax consolidated earnings. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. R. Brandt is disabled or dies during the term of said agreement, the Corporation shall pay him or to his beneficiary, at his then annual salary in effect, for the remaining term of the agreement. The agreement further provides for severance pay for the term of said agreement equal to his then annual salary in effect at time of termination of employment in a lump sum payment. If there is a "change in control" as defined therein, or if the Corporation fails to elect Mr. R. Brandt to his present positions, Moving Images, LLC has the right to receive the payments for the balance of the term of its agreement, including certain lump sum payments thereof. Moving Images, LLC voluntarily reduced their 2006 fees by $50,000 plus the cost-of-living adjustment.

     The Corporation has an employment agreement with Mr. Matthew Brandt for a term expiring March 31, 2009, which provides for compensation at the annual rate of $220,000 through March 31, 2008 and $230,000 through March 31, 2009. Mr. M.
Brandt is entitled to receive as a profit participation 2% of the Corporation's pre-tax consolidated earnings for 2007, 2008 and 2009 if earnings meet or exceed $500,000, plus 7/8 of 1% of the Corporation's theatrical net pre-tax cash flow. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by accounting principles generally accepted in the United States of America to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. M. Brandt is disabled, the Corporation will pay to him 50% of the salary he is entitled to receive for the duration of the disability during the term, but in no event less than twenty-four (24) months. In the event Mr. M. Brandt dies during the term of said agreement, the Corporation shall pay to his beneficiary death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of one (1) year if the Corporation wants to continue a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. M. Brandt to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times his salary level then in effect, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. M. Brandt also has the option of extending his agreement for three (3) years through March 31, 2012 at his then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

     The foregoing is a summary of the agreements and reference is made to the agreements, each of which has been filed with the SEC, for the full terms thereof.

     During 2006, the named executives and other executives plus Moving Images, LLC voluntarily deferred their increases for six months. During 2005, 2004 and 2003, the named executives and other executives plus Moving Images, LLC voluntarily deferred their increases for three months.

Stock Option Plans and Stock Options

     The Corporation had an incentive stock option plan, which provided for the grant of incentive stock options at fair market value (or 110% of fair market value if the optionee owns more than 10% of the Corporation's outstanding voting securities) on date of grant. The plan has expired and no further options may be granted. Options outstanding are exercisable during the period one to 10 years after date of grant and while the holder is in the employ of the Corporation and survive the termination of the plan. The following table sets forth information as to the named executive officers and the management consultant with respect to (i) the value realized on exercise of stock options (none as no options were exercised) and (ii) fiscal year end option values.

                               Aggregate Option Exercises in Last Fiscal Year
                                     And Fiscal Year End Option Values

<CAPTIONS>
                                                                 Number of        Value of Unexercised In-
                                                            Unexercised Options    the-Money Options at
                                   Option Exercises          at Fiscal Year End   Fiscal Year End ($) (1)
                            ------------------------------- -------------------   -----------------------
                            Shares Acquired  Value Realized     Exercisable/            Exercisable/
Name                          on Exercise         ($)          Unexercisable           Unexercisable
----                          -----------         ---          -------------           -------------
Michael R. Mulcahy......         None              -              17,500/ -               12,250/ -
Thomas Brandt...........         None              -              10,000/ -               24,500/ -
Angela D. Toppi.........         None              -               6,000/ -                4,250/ -
Richard Brandt (2)......         None              -              12,500/ -               47,813/ -
Matthew Brandt..........         None              -              10,000/ -               24,500/ -
Thomas F. Mahoney.......         None              -               2,500/ -                4,375/ -


(1)  Market value of underlying securities at fiscal year end, minus the exercise price.

(2)  10,000 of Mr. R. Brandt's stock options were granted under a Non-Statutory Stock Option Agreement, which provided for the grant of incentive stock options at fair market value of the Common Stock on date of grant.  Options outstanding are exercisable during the period one to 10 years after date of grant.  2,500 of the stock options were granted under the Non-Employee Director Stock Option Plan.  See the section above entitled "Non-Employee Director
     Stock Option Plan" for a description of the plan.


                     FIVE-YEAR CORPORATE PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over the five fiscal years ended December 31, 2006 with the Total Return Index for American Stock Exchange US ("AMEX US") and the Russell 2000 Index ("RUSSELL 2000"). The stockholder return shown on the graph as "TLX" is not intended to be indicative of future performance of the Corporation's Common Stock.

                      COMPARATIVE FIVE YEAR TOTAL RETURNS*

    Trans-Lux Corporation, AMEX US Total Return Index, Russell 2000 Index**

<CAPTIONS>
                         2001     2002       2003      2004      2005      2006
-------------------------------------------------------------------------------
AMEX US                100.00    81.74     110.63    127.83    138.33    160.48
RUSSELL 2000           100.00    78.42     114.00    133.38    137.81    161.24
TLX                    100.00    91.51     104.07    129.54     98.81    134.47
-------------------------------------------------------------------------------

*       Cumulative total return assumes reinvestment of dividends.
** Peer group consists of the RUSSELL 2000. Assumes $100 investment at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TLX Common Stock, AMEX US and RUSSELL 2000.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC and American Stock Exchange. Copies of those reports must also be furnished to the Corporation.

     Based solely on a review of the copies of reports furnished to the Corporation for the year ended December 31, 2006, the Corporation's executive officers and directors have complied with the Section 16(a) filing requirements.


                  STOCKHOLDER PROPOSALS - 2008 ANNUAL MEETING

     If any stockholder desires to submit a proposal for action at the 2008 annual meeting, such proposal must be received by the Corporation's Corporate Secretary on or before December 22, 2007. Nominations for directors at the 2008 annual meeting by stockholders must be in accordance with Article 4(c) of the Corporation's By-Laws and received on or before February 1, 2008.


                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. Solicitation will be made by the Corporation's regular employees in the total approximate number of
10.  Solicitation will be made by mail, telephone and in person.


                                        By Order of the Board of Directors


                                                  Angela D. Toppi
                                                Corporate Secretary

Dated:  Norwalk, Connecticut
        April 20, 2007

                                                                   APPENDIX A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                            OF TRANS-LUX CORPORATION

                                    CHARTER

I.      PURPOSE

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

..    Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

..    Oversee that management has established and maintained processes to assure that an adequate system of internal control of the Corporation's accounting records and systems is functioning.

..    Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

        The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.     COMPOSITION

        The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall be independent directors according to the specified criteria of Section 301 of the Sarbanes-Oxley Act, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee and shall otherwise comply with the listing requirements of the American Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices including the ability to understand fundamental financial statements, which includes balance sheets, income statements and cash flow statements and at least one member of the Audit Committee shall be financially sophisticated in that he or she has such accounting or related financial management education and expertise as to qualify as an audit committee financial expert.

        The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.    MEETINGS

        The Audit Committee shall meet at least on a quarterly basis, or more frequently as circumstances dictate. Meetings may be held by telephone. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately, to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

IV.     RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication With Audit Committees" ("SAS No. 61"), as amended or updated.

3. Review with management and the independent accountants the Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee, or, if not available, another member of the Audit Committee, may represent the entire Audit Committee for purposes of this review.

4. Recommend annually or more frequently where necessary the appropriate funding of the Audit Committee.

Independent Accountants
-----------------------

5. Review the performance of the independent accountants and be directly responsible for the appointment, approval of audit and non-audit services (the Chairperson may grant any required approvals, subject to reporting such approvals to the Committee at its next scheduled meeting) compensation, oversight, replacement or termination of the independent accountants. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace such outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of the Corporation.

6.      Oversee independence of the accountants by:

..    receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1"); as amended or updated.

..    reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationship or services between the accountants and the Corporation or any other disclosed relationship or services that may impact on the objectivity and independence of the accountants; and

..    taking action to satisfy itself of the auditor's independence.

Financial Reporting Process
---------------------------

7. In consultation with the independent accountants and management, review the integrity of the Corporation's financial reporting processes.

8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

9. Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

10. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance/General
------------------------

11. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

12. Report through its Chairperson to the Board following meetings of the Audit Committee.

13. Arrange for maintenance of minutes or other records of meetings and activities of the Audit Committee.

14. Retain independent counsel and other advisors as the Audit Committee deems necessary and appropriate.

15. Establish procedures for handling complaints regarding accounting, internal controls and auditing matters.

                                   TRANS-LUX (R)








                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT


                                  MAY 31, 2007
                              NORWALK, CONNECTICUT

PROXY
                             TRANS-LUX CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 31, 2007
                  (SOLICITED ON BEHALF OF BOARD OF DIRECTORS)

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of TRANS-LUX CORPORATION hereby constitutes and appoints THOMAS BRANDT, MICHAEL R. MULCAHY and HOWARD S. MODLIN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at the office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on May 31, 2007, at 3:00 P.M., and at any adjournment thereof, the number of votes the undersigned would be entitled to cast if present for the following matters and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof:

Directors recommend vote FOR Items 1 and 2

Item 1          FOR     WITHHELD        Election of Gene Jankowski, Jean
                 ___      ___           Firstenberg and Victor Liss to serve
                \ ___\   \ ___\         as directors for a three-year
                                        term, and Richard Brandt to serve as
                                        director for a two-year term, until
                                        their successors are elected and shall
                                        have qualified.

                                        Authority is withheld with respect to
                                        the following nominee(s).
                                        ________________________________

                                        ________________________________

                                        ________________________________


Item 2     FOR     AGAINST   ABSTAIN    Ratify the retention of Eisner LLP
            ___     ___       ___       as the independent auditors for
           \ ___\  \ ___\    \ ___\     the Corporation for the
                                        ensuing year.


                  (Continued and to be signed on other side.)

                          (Continued from other side.)


UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE
ELECTION OF THE NOMINEES FOR DIRECTORS AND "FOR" ITEM 2.



        A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournment thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is hereby revoked.

        IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto, both dated April 20, 2007.


                                        Dated:________________, 2007


                                        ______________________ (L.S.)
                                        Stockholder(s) Signature


                                        ______________________ (L.S.)


                                        NOTE:  This proxy properly filled in,
                                        dated and signed, should be returned
                                        immediately in the enclosed postpaid
                                        envelope to TRANS-LUX CORPORATION, 110
                                        Richards Avenue, Norwalk, Connecticut
                                        06856-5090. If the signer is a
                                        corporation, sign in full the corporate
                                        name by a duly authorized officer.  If
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give your full title as such.